UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-36169	98-1120002
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 278-5004

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s 2015 Annual General Meeting of Shareholders (the “2015 Annual Meeting”) was held on May 13, 2015. The following summarizes each of the 2015 Annual Meeting proposals and the voting results thereon:

I. Approval of Five Member Board and Election of Directors

The Company’s Bye-Laws provide for a classified Board, divided into three classes of approximately equal size. At the 2015 Annual Meeting, Company shareholders (the “Shareholders”) voted to fix the number of directors at five and to elect two director nominees as Class B directors to the Company’s Board, each of whom will serve until: (i) the Company’s 2018 Annual General Meeting of Shareholders; or (ii) his or her earlier resignation.

The table below details the voting results for this proposal.

Nominee	Votes For	Votes Against	Abstain	Non-Votes
D. Andrew Cook	5,304,038	29,165	3,848	2,713,943
William Pollett	5,302,008	31,195	3,848	2,713,943

II. Reduction of Premium Account

At the 2015 Annual Meeting, Shareholders voted to approve the reduction of the Company’s share premium account from $165.2 million to zero and the contribution of the amount so reduced to the Company as contributed surplus to be effective as of the date of the approval.

The table below details the voting results for this proposal.

Votes For	Votes Against	Abstain	Non-Votes
5,301,355	18,927	16,769	2,713,943

III. Appointment of Independent Auditor

At the 2015 Annual Meeting, Shareholders voted to approve the appointment of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, as the Company’s Independent Auditor for 2015, and authorized the Board, acting by the Company’s Audit Committee, to set their remuneration.

The table below details the voting results for this proposal.

Votes For	Votes Against	Abstain	Non-Votes
7,976,493	62,317	12,184	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Capital Reinsurance Holdings Ltd. (Registrant)

May 13, 2015	By:	/s/ Michael S. Paquette
Date	Name:	Michael S. Paquette
	Title:	Chief Financial Officer